UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

 (Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2014, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of TE Connectivity Ltd. (“TE Connectivity”), issued $500,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2016 (the “Floating Rate Notes”), $250,000,000 aggregate principal amount of its 2.350% Senior Notes due 2019 (the “2019 Notes”) and $250,000,000 aggregate principal amount of its 3.450% Senior Notes due 2024 (the “2024 Notes,” and together with the Floating Rate Notes and the 2019 Notes, the “Notes”), which are fully and unconditionally guaranteed as to payment by TE Connectivity. The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (Registration No. 333-192721) (the “Registration Statement”). The net proceeds from the sale of the Notes were approximately $994.5 million after deducting the underwriters’ discount but before other expenses, and will be used for general corporate purposes, including to fund a portion of the purchase price of TE Connectivity’s previously announced acquisition of Measurement Specialties, Inc.

The Notes are governed by an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented (i) with respect to the 2019 Notes, by the Ninth Supplemental Indenture, dated as of July 31, 2014 (the “Ninth Supplemental Indenture”), (ii) with respect to the 2024 Notes, by the Tenth Supplemental Indenture, dated as of July 31, 2014 (the “Tenth Supplemental Indenture”), and (iii) with respect to the Floating Rate Notes, by the Eleventh Supplemental Indenture, dated as of July 31, 2014 (the “Eleventh Supplemental Indenture,” and together with the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, the “Supplemental Indentures”), each among TEGSA, as issuer, TE Connectivity, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith. The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by TE Connectivity (the “Guarantees”). The Notes of each series are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt, including each other series of Notes, and senior to any subordinated indebtedness that TEGSA may incur.

Prior to July 1, 2019 (one month prior to the maturity date), TEGSA may redeem some or all of the 2019 Notes, in whole or in part, at its option at any time at the make-whole redemption price equal to the greater of 100% of principal amount and a make-whole amount based on a discount rate equal to Adjusted Redemption Treasury Rate (as defined in the Ninth Supplemental Indenture) plus 10 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after July 1, 2019 (one month prior to the maturity date), TEGSA may redeem some or all of the 2019 Notes, in whole or in part, at its option at any time at a redemption price equal to 100% of the principal amount of the 2019 Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. TEGSA may also redeem all, but not less than all, of the 2019 Notes in the event of certain tax changes affecting such 2019 Notes.

Prior to May 1, 2024 (three months prior to the maturity date), TEGSA may redeem some or all of the 2024 Notes, in whole or in part, at its option at any time at the make-whole redemption price equal to the greater of 100% of principal amount and a make-whole amount based on a discount rate equal to Adjusted Redemption Treasury Rate (as defined in the Tenth Supplemental Indenture) plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after May 1, 2024 (three months prior to the maturity date), TEGSA may redeem some or all of the 2024 Notes, in whole or in part, at its option at any time at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. TEGSA may also redeem all, but not less than all, of the 2024 Notes in the event of certain tax changes affecting such 2024 Notes.

The Floating Rate Notes are not redeemable prior to maturity except in the event of certain tax changes affecting such Floating Rate Notes.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and TE Connectivity’s ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If TE Connectivity experiences a change of control and, as a result of that change of control, the Notes of a series are rated below investment grade by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Limited (or the equivalent under any successor rating categories of Standard and Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such series of Notes, TEGSA will offer to repurchase all of the Notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to each series of Notes:

•                  default in the payment of any installment of interest upon such series of Notes, and continuance of such default for a period of 30 days; or

•                  default in the payment of all or any part of the principal of or premium, if any, on such series of the Notes; or

•                  default in the performance, or breach, of any covenant or agreement of TE Connectivity or TEGSA in respect of such series of Notes and the related Guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the Securities and Exchange Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

•                  the Guarantee of such series of Notes shall for any reason cease to be, or shall for any reason be asserted in writing by TE Connectivity or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such Guarantee; or

•                  a court shall enter a decree or order for relief in respect of TEGSA or TE Connectivity in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•                  TEGSA or TE Connectivity shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

•                  an event of default shall happen and be continuing with respect to TEGSA’s or TE Connectivity’s indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or TE Connectivity shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

The foregoing descriptions of the Indenture and the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture which was filed as Exhibit 4.1(a) to TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007 and to the full text of the Ninth Supplemental Indenture, which is filed as Exhibit 4.1 hereto, the Tenth Supplemental Indenture, which is filed as Exhibit 4.2 hereto, and the Eleventh Supplemental Indenture, which is filed as Exhibit 4.3 hereto. Each of the foregoing documents is incorporated by reference herein.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the issuance of the Notes, on July 31, 2014, TEGSA delivered a notice of termination of the commitments of the lenders under the $1 billion 364-Day Credit Agreement (the “Credit Agreement”), dated as of June 27, 2014 among TEGSA, as borrower, TE Connectivity, as guarantor, the lenders party thereto and Citibank, N.A., as administrative agent, pursuant to Section 2.06 of the Credit Agreement. Such termination became effective on July 31, 2014.

A description of the terms and conditions of the Credit Agreement was included in TE Connectivity’s Current Report on Form 8-K, filed on June 27, 2014, and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 28, 2014, among TEGSA, as issuer, TE Connectivity, as guarantor, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, in their capacity as representatives of the several underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. TEGSA sold the Floating Rate Notes to the Underwriters at an issue price of 99.750% of the principal amount thereof and the Underwriters offered the Floating Rate Notes to the public at a price of 100.000% of the principal amount thereof. TEGSA sold the 2019 Notes to the Underwriters at an issue price of 99.348% of the principal amount thereof and the Underwriters offered the 2019 Notes to the public at a price of 99.948% of the principal amount thereof. TEGSA sold the 2024 Notes to the Underwriters at an issue price of 98.964% of the principal amount thereof and the Underwriters offered the 2024 Notes to the public at a price of 99.614% of the principal amount thereof. On July 28, 2014, TE Connectivity issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto. The foregoing document is incorporated by reference herein.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibits 5.1, 5.2 and 5.3 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of July 28, 2014, among Tyco Electronics Group S.A., TE Connectivity Ltd. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, in their capacity as representatives of the several underwriters

4.1	Ninth Supplemental Indenture, dated as of July 31, 2014, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee

4.2	Tenth Supplemental Indenture, dated as of July 31, 2014, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee

4.3	Eleventh Supplemental Indenture, dated as of July 31, 2014, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee

5.1	Opinion of Weil, Gotshal & Manges LLP

5.2	Opinion of Allen & Overy Luxembourg

5.3	Opinion of Bär & Karrer AG

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2	Consent of Allen & Overy Luxembourg (included in Exhibit 5.2 filed herewith)

23.3	Consent of Bär & Karrer AG (included in Exhibit 5.3 filed herewith)

99.1	Press Release dated July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014

TE CONNECTIVITY LTD. (Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary